Exhibit 99.1


            Potlatch Reports Higher First Quarter Results


    SPOKANE, Wash.--(BUSINESS WIRE)--April 25, 2006--Potlatch Corporation (NYSE:PCH) today reported earnings of $61.7 million, or $2.07 per diluted common share, for the first quarter of 2006, compared to earnings of $3.8 million, or $.13 per diluted common share, for the first quarter of 2005. Results for 2006 included a net tax benefit of $51.2 million, or $1.72 per diluted common share, which related to the company's January 1 conversion to a real estate investment trust (REIT).
    Excluding the tax benefit, first quarter 2006 net income was $10.5 million, or $.35 per diluted common share. The earnings improvement was due to better results for the Consumer Products and Resource segments.
    Net revenues for the first quarter of 2006 were $402.5 million, compared with $336.9 million recorded in the first quarter of 2005.
    The Resource segment reported operating income of $14.7 million for the first quarter of 2006, compared with $9.5 million earned in the first quarter of 2005. Increased fee timber harvests in Idaho and Arkansas and higher sales prices for logs were largely responsible for the higher earnings. "Our Resource operations in Idaho and Arkansas took advantage of favorable markets and operating conditions in 2006's first quarter compared with the 2005 quarter, resulting in the increased fee harvests," noted Michael J. Covey, Potlatch president and chief executive officer. "Idaho harvest levels increased by 14 percent compared to the first quarter of 2005, reflecting our plan to increase timber harvesting in Idaho by approximately 25 percent over the next five years, if market conditions remain favorable," Covey noted.
    Resource segment results were impacted by the first full quarter of harvesting activities at the company's hybrid poplar tree farm in Boardman, Oregon. Trees planted 11 years ago are now being converted to chips and a variety of lumber products by third-party contractors. Investment in a new sawmill, which was announced on January 25, 2006, has been cancelled. According to Covey, "The construction of a new sawmill over the next three years, which required an initial investment of $8.1 million, is best suited for a company with deeper hardwood manufacturing and marketing experience. We are actively seeking outside parties willing to match their capital and expertise with our world-class sustainable poplar resource, which is capable of providing logs suitable for the manufacturing of high value clear lumber, veneer or engineered wood products on an 11-year sustainable rotation."
    The Land Sales and Development segment, which is a new segment beginning in 2006, reported operating income of $.5 million for the first quarter of 2006, compared with operating income of $1.0 million for 2005's first quarter. Results from this segment depend on the timing of closing of transactions resulting from the company's efforts to identify, develop and market property with higher and better use values.
    Operating income for the Wood Products segment was $6.9 million for the first quarter of 2006, compared with income of $8.6 million recorded in the first quarter of 2005. "The lower earnings were primarily due to lower selling prices and higher freight costs for our lumber products and higher log costs at our plywood operation," Covey remarked. The unfavorable comparison was partially offset by a 35 percent increase in lumber shipments, largely attributable to the acquisition of the company's Gwinn, Michigan, mill in May 2005, as well as increased shipments for most of the segment's other lumber mills.
    The Pulp and Paperboard segment reported an operating loss of $2.4 million for 2006's first quarter, versus operating income of $2.4 million for the first quarter of 2005. "A 13 percent increase in paperboard shipments, combined with higher selling prices for paperboard and increased pulp shipments to external customers, were more than offset by higher maintenance, chemical, freight and energy costs," Covey said. He added that energy expense, including natural gas, was $2.0 million higher than in the first quarter of 2005. "Our paperboard mills in Arkansas and Idaho showed improved results through the quarter, and the segment was profitable during March," he stated.
    For the first quarter of 2006, the Consumer Products segment reported operating income of $6.4 million, a significant improvement from an operating loss of $1.0 million reported for 2005's first quarter. "The improved operating results are attributed to a 12 percent increase in net selling prices resulting from a combination of price increases and sheet count reductions," Covey noted. In addition, he explained, production from our Through-Air-Dried tissue machine in Las Vegas was at record levels. "We have also taken steps to strip freight costs out of our business by relocating and adding converting capacity in Elwood, Illinois. Later in the year we will complete installation of a new bathroom tissue line in Elwood, which follows the relocation of a towel converting line from Benton Harbor, Michigan, to Elwood last month," he concluded.
    The tax provision for the first quarter of 2006 included a net tax benefit of $51.2 million, or $1.72 per diluted common share, which was the result of the reversal of timber-related deferred tax liabilities that are no longer required as a result of the company's REIT conversion. Excluding this net tax benefit, the company recorded an income tax benefit of $2.4 million, compared to an income tax provision of $2.4 million for the first quarter of 2005. The income tax benefit was due to the pre-tax loss for the company's taxable REIT subsidiary.
    Potlatch is a REIT with 1.5 million acres of forestland in Arkansas, Idaho, Minnesota and Oregon. Through a taxable REIT subsidiary, the company also operates 13 manufacturing facilities that produce lumber and panel products and bleached pulp products, including paperboard and tissue products.

    This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended, including statements related to future timber harvesting; construction of a facility at the Boardman, Oregon, site; installation of a new line at the Elwood, Illinois, facility; efforts of the Land Sales and Development segment; and trends in the company's results. These forward looking statements, which may be identified by the inclusion of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "goals," "may" and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements.
    Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: the cyclical nature of the forest products industry; the company's ability to harvest its timber; the company's ability to realize anticipated benefits from the sale of higher and better use lands; unanticipated changes in pricing and market conditions for the company's products, energy and certain raw materials, including changes in log, pulp and paperboard and converted products pricing and demand; unexpected capital expenditures and the timing of the completion and results of capital expenditure projects; and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended.
    The Company does not undertake to update any forward-looking statements or to publicly announce developments or events related to the matters described herein.


Potlatch Corporation and Consolidated Subsidiaries
Statements of Operations
Unaudited (Dollars in thousands - except per-share amounts)

                                            Three Months Ended
                                                 March 31
                                            2006          2005
----------------------------------------------------------------------
Revenues                                 $402,481       $336,910
----------------------------------------------------------------------
Costs and expenses:
  Depreciation, depletion and
   amortization                            22,692         18,971
  Materials, labor and other operating
   expenses                               340,989        284,258
  Selling, general and administrative
   expenses                                24,186         20,996

----------------------------------------------------------------------
                                          387,867        324,225
----------------------------------------------------------------------
Earnings from operations                   14,614         12,685

Interest expense                           (7,359)        (7,251)
Interest income                               802            715
----------------------------------------------------------------------
Earnings before taxes                       8,057          6,149
Provision (benefit) for taxes             (53,594)         2,367
----------------------------------------------------------------------
Net earnings                             $ 61,651       $  3,782
======================================================================
Net earnings per common share: (a)
    Basic                                   $2.09           $.13
    Diluted                                  2.07            .13
Average shares outstanding (in
 thousands):
    Basic                                  29,563         28,966
    Diluted                                29,740         29,134
----------------------------------------------------------------------

Certain 2005 amounts have been reclassified to conform to the 2006 presentation.

(a) On March 31, 2006, the Company paid a special earnings and profit distribution, consisting of 9.1 million shares of common stock and $89 million in cash, in association with the REIT conversion. Reflected below are pro forma results giving effect to the common stock distribution for diluted earnings per common share for the three months ended March 31, 2006 and 2005:

                                            Three Months Ended
                                                  March 31
                                            2006           2005
                                            -----          -----
  Diluted earnings per common share
    As reported                             $2.07          $0.13
    Pro forma                               $1.59          $0.10



Potlatch Corporation and Consolidated Subsidiaries
Condensed Balance Sheets
2006 amounts unaudited
(Dollars in thousands - except per-share amounts)

                                  March 31,           December 31,
                                     2006                 2005
----------------------------------------------------------------------
Assets
Current assets:
  Cash and short-term
   investments               $    7,935           $   63,833
  Receivables, net              109,603              114,641
  Inventories                   189,385              209,696
  Prepaid expenses               15,235               15,006
----------------------------------------------------------------------
    Total current assets        322,158              403,176
Land other than timberlands       8,507                8,507
Plant and equipment, at cost
 less accumulated depreciation  583,411              589,161
Timber, timberlands and
 related logging facilities     398,348              400,595
Other assets                    230,113              227,358
----------------------------------------------------------------------

                             $1,542,537           $1,628,797
======================================================================
Liabilities and
 Stockholders' Equity
Current liabilities:
  Current installments on
   long-term debt            $    2,358           $    2,357
  Accounts payable and
   accrued liabilities          150,432              144,943
----------------------------------------------------------------------
    Total current liabilities   152,790              147,300
Long-term debt                  332,956              333,097
Other long-term obligations     265,466              245,867
Deferred taxes                  127,541              197,385
Stockholders' equity            663,784              705,148
----------------------------------------------------------------------

                             $1,542,537           $1,628,797
======================================================================

Stockholders' equity per
 common share                  $  17.18             $  24.01
Working capital                $169,368             $255,876
Current ratio                     2.1:1                2.7:1

----------------------------------------------------------------------

Certain 2005 amounts have been reclassified to conform to the 2006 presentation.



Highlights
Unaudited (Dollars in thousands - except per-share amounts)

                                               Three Months Ended
                                                    March 31
                                              2006          2005
----------------------------------------------------------------------
Distributions per common share (1)
  (annual rate)                               1.96          $.60
======================================================================

(1) Distributions for 2006 reflect the annualized rate of our first quarter distribution, after adjustment for a special earnings and profit distribution of $15.15 per common share paid in the first quarter.

Segment Information
(Dollars in thousands)

                                             Three Months Ended
                                                   March 31
                                              2006         2005
----------------------------------------------------------------------
Revenues
  Resource                                $ 65,192      $ 57,806
----------------------------------------------------------------------
  Land sales and development                   640         1,540
----------------------------------------------------------------------
  Wood products
    Lumber                                 105,397        83,378
    Plywood                                 14,427        12,336
    Particleboard                            4,198         4,756
    Other                                   11,071         7,036
----------------------------------------------------------------------
  Total wood products revenues             135,093       107,506
----------------------------------------------------------------------
  Pulp and paperboard
    Paperboard                             132,533       113,328
    Pulp                                    15,490        13,259
    Other                                      319           210
----------------------------------------------------------------------
  Total pulp and paperboard revenues       148,342       126,797
----------------------------------------------------------------------
  Consumer products                         99,535        94,136
----------------------------------------------------------------------
                                           448,802       387,785
Intersegment revenues                      (46,321)      (50,875)
----------------------------------------------------------------------

Total revenues                            $402,481      $336,910
======================================================================

Operating income (loss)
  Resource                                $ 14,694      $  9,502
  Land sales and development                   489           988
  Wood products                              6,899         8,564
  Pulp and paperboard                       (2,398)        2,417
  Consumer products                          6,413          (954)
  Eliminations                                 670         1,651
----------------------------------------------------------------------
                                            26,767        22,168
Corporate                                  (18,710)      (16,019)

----------------------------------------------------------------------
Earnings before taxes                     $  8,057      $  6,149
======================================================================

Certain 2005 amounts have been reclassified to conform to the 2006 presentation.


    CONTACT: Potlatch Corporation
             Michael D. Sullivan, 509-835-1516 (Media)
             Cell: 509-951-3405
              or
             Douglas D. Spedden, 509-835-1549 (Investors)